SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 2, 2009

Date of Report

March 31, 2009

(Date of earliest event reported)

Wren, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-122185	87-0672359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

235 West Sego Lily Drive, 2nd Floor, Sandy, Utah 84070

(Address of principal executive offices, including zip code)

(801) 990-1992

(Registrant’s telephone number, including area code)

P.O. Box 5005, PMB 42, Rancho Santa Fe, California, 92067

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On March 4, 2009, the Company entered into an Exclusive License and Distribution Agreement with NextFitness, Inc. for the right to market and sell the NextFit KeyChain Trainer and associated Service. NextFit Keychain Trainer and associated Service combine technology, expert coaching, and music to motivate people to reach their fitness goals. The Nextfit Keychain Trainer, a training and fitness aid, is a proprietary portable media player, which plugs into a USB port on any internet-connected computer to download fitness workouts, providing access to the NextFit Service, with dozens of coaches and millions of possible workouts, specially tailored to individual Subscribers. The Keychain Trainer fits in pocket or purse and subscribers plug in the included headphones, press play on the Keychain Trainer, and listen as their personal trainers guide them to their fitness goals.

The License and Distribution Agreement calls for a license fee to be paid as follows:  issuance of 600,000 Class A Preferred Stock, issuance of 600,000 Class B Preferred Stock, $800,000 payable in the form of a Promissory Note, and further payments of $800,000, $300,000, $200,000 and $200,000. In addition, the Company must pay to NextFitness, Inc. $2.00 for every subscriber each month excluding subscriber’s first month.

A further condition of the License and Distribution Agreement requires the Company to pay Tryant, LLC, an entity 50% owned and controlled by Jeff Jenson, our President, the sum of $475,000 for consulting services and indemnification.

On March 31, 2009, the Company and NextFitness, Inc. agreed to modify the License and Distribution Agreement regarding the payment schedule as follows:

“(v) monthly payments of $800,000 in April, 2009; $300,000 in May 2009; $200,000 in June 2009; and $200,000 in July 2009 for personnel contribution, services, facilities, intellectual property and database access, and other contributed material and introduction requested by License and that will be provided by Licensor in order to assist Licensee in exploiting the Application IP, the Keychain Trainer Distribution Rights, and the Trade IP according to the terms of this Agreement, which monthly payments shall be deemed to have started as of the Effective Date of this Agreement.”

All other provisions of the License and Distribution Agreement shall remain in full force and effect.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Title

10.1

Exclusive License and Distribution Agreement Addendum and Extension

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WREN, INC.

/s/ Jeff Jenson

Jeff Jenson, President

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